Exhibit 99.2

ZBB ENERGY CORPORATION APPOINTS WILLIAM MUNDELL
CHAIRMAN OF THE BOARD OF DIRECTORS

MILWAUKEE, WI - October 1, 2008 - ZBB Energy Corporation (AMEX: ZBB) today announced that Mr. Bill Mundell has accepted the position as Chairman of the Board of Directors, taking over from Australian-based Mr. Richard Payne, who will continue to serve as a non-executive Director. Mr. Mundell joined the Board of ZBB following completion of the Company’s IPO in mid 2007 and his appointment as Chairman is a further move to strengthen the management of operations from the United States.

Mr. Mundell is an international businessman with a solid track record in the information and educational technology industries. He is Chairman of Intekea, a Los Angeles based joint venture focused on economic development in West and Central Africa. He is the former Chairman and CEO of Vidyah Inc., a company founded out of Knowledge Universe to create a second generation of e-learning. During the same time he assumed responsibility for another Knowledge Universe controlled company, International Knowledge Management. Previously, he was Chairman of Trade, Inc. a leading competitive intelligence company specializing in international trade information controlled by Bain Capital and Sutter Hill.

ZBB’s Chief Executive Officer Rob Parry commented, “Bill Mundell brings both exceptional leadership qualities and extensive experience, which has been and will continue to be of great value to ZBB from the stand-point of our strategic positioning, future growth and technological prowess. We are thrilled that Bill has accepted this nomination and look forward to his initiative and guidance as we take ZBB to the next phase of our development.”

From 1989 through 1998, Mr. Mundell was with WEFA, serving first as President and later as President and Chief Executive Officer. WEFA, the world’s premier economic forecasting authority, was founded in 1963 as Wharton Econometric Forecasting Associates by the Nobel Laureate economist Dr. Lawrence Klein.

Mr. Mundell was also an adjunct professor at UCLA's Anderson Graduate School of Management, where he taught economics and finance and he is an honorary professor at Tsinghau University in China. He received his undergraduate degree in Economics and Political Science at Carlton University in Canada where he was the recipient of the U.S. Ambassadors Award. He completed his graduate studies at Columbia University, earning an MBA in Finance and a Masters in International Economics and Public Finance.

About ZBB Energy Corporation
ZBB Energy Corporation (AMEX: ZBB) provides clean energy storage solutions based on proprietary zinc rechargeable energy storage technology that addresses requirements in multiple markets such as alternative energy applications, large electrical utilities and green residential and commercial architecture.  A developer and manufacturer of its modular, transportable and environmentally friendly Zinc Energy Storage Solutions (“ZESS”), ZBB was founded in 1981 as an R&D company and is headquartered in Wisconsin with offices located in Perth, Australia.

Safe Harbor
Except for the historical information contained herein, the matters set forth in this press release, including the description of the company and its product offerings, are forward-looking statements within the meaning of the "safe harbor" provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the historical volatility and low trading volume of our stock, the risk and uncertainties inherent in the early stages of growth companies, the company's need to raise substantial additional capital to proceed with its business, risks associated with competitors, and other risks detailed from time to time in the company's most recent filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. The company disclaims any intent or obligation to update these forward-looking statements.

Contact Information:

Robert Parry
Chief Executive Officer
ZBB Energy Corporation
T: 262.253.9800
Email: rparry@zbbenergy.com

Joanne Verkuilen
Investor Relations
SMH Market & Liquidity Services, SMH MLS LLC
T: 212-893-1122
joanne.verkuilen@smhmls.com